UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2012

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey 07901

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 23, 2012, Celgene Corporation (the “Company”) announced the election of Richard W. Barker, D. Phil., to its Board of Directors effective on January 20, 2012. As a member of the Company’s Board of Directors, Dr. Barker will receive an annual fee of $75,000. In addition, under the Company’s 2008 Stock Incentive Plan, on January 20, 2012, the Company granted to Dr. Barker a non-qualified option to purchase 20,000 shares of the Company’s common stock. The option will vest in four equal annual installments commencing on the first anniversary of the date of grant.

Attached hereto and incorporated herein by reference as Exhibit 99.1 is the Press Release announcing the election of Dr. Barker to the Board of Directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 —	Press Release dated January 23, 2012 announcing the election of Dr. Richard Barker to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: January 23, 2012	By:	/s/ Jacqualyn A. Fouse
Name: Jacqualyn A. Fouse
Title: Senior Vice President and Chief Financial Officer